Exhibit 99.1

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: March 22, 2019, 6:00 a.m. EDT	Contact:	Justin Roberts, Investor Relations
Jack Isselmann, Media Relations
503-684-7000

Greenbrier announces new railcar orders and preliminary results for fiscal second quarter

~ Orders for 3,800 units valued at nearly $450 million during fiscal Q2 ~

~ New railcar backlog of 26,000 units valued at $2.7 billion ~

~ Unadjusted EPS range of $0.07 to $0.09 includes one-time charges of $0.14 ~

Lake Oswego, Oregon, March 22, 2019 – The Greenbrier Companies, Inc. (NYSE: GBX) today announced that it had received orders for 3,800 new railcars with an aggregate value of nearly $450 million during its fiscal second quarter ended on February 28, 2019. Orders for the quarter include tank cars, automobile-carrying railcars and covered hopper cars, and were consistent with Greenbrier’s expectations for the period. New railcar backlog of 26,000 units valued at $2.7 billion continues to be diversified across railcar types.

Separately, Greenbrier today announced preliminary financial results for its fiscal second quarter. Greenbrier expects revenue of approximately $650 million and unadjusted EPS of $0.07 to $0.09 per share. Challenges in Romania, Gunderson and railcar repair operations impacted results by $0.29, including one-time charges of $0.14 related to loss contingencies on certain railcar contracts, primarily in Romania, along with facility closure costs in the railcar repair operations.

William A. Furman, Chairman and CEO, said, “In the quarter, railcar order demand was solid overall. However, we are disappointed with our earnings. This was largely driven by three factors. First, poor manufacturing execution in Romania compounded by supplier delivery failures and railcar contract loss contingencies created losses in the quarter at our European railcar manufacturing operations. Next, lower overhead absorption due to increased labor costs and lower railcar build activity at our Gunderson manufacturing facility weakened results. Finally, continued challenges in railcar repair operations, including extreme winter weather and closure costs, impacted earnings. Collectively, these items negatively impacted results by $0.29 per share. Greenbrier is actively addressing these performance issues and will resolve them.”

Furman continued, “In Europe, effective February 1, 2019, William Glenn re-joined Greenbrier as Chair of the Management Board and CEO of Greenbrier-Astra Rail with a mandate to improve operating profitability. A railcar production line re-opens at Gunderson in the fiscal third quarter, improving the overhead absorption and production volumes.”

Furman concluded, “Since regaining direct control of our North American railcar repair shops in September following the dissolution of GBW Railcar Services, the Greenbrier Rail Services (GRS) management team has been strategically reviewing the network. After first ensuring fair treatment was given to our employees, in the second quarter GRS announced plans to conclude operations at two railcar repair locations. Although the site evaluation by GRS leadership continues, we are optimistic about the progress we have made with our railcar repair shop network. We will have the network solidified by the end of the fourth quarter resulting in improving operating performance during the balance of this fiscal year.”

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Greenbrier Announces Orders; Preliminary Q2 Results . . . (Cont.)	Page 2

Greenbrier is reviewing its previous annual financial guidance, which will be updated at its next earnings conference call to occur in early April. Certain orders referenced in this release are subject to customary documentation and completion of terms.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of 10,600 railcars and performs management services for 372,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “affirms,” “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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